Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE – August 8, 2012 – 7:00 am (EST)

AETI Announces Strong Second Quarter Revenues and Earnings Growth

Quarterly Revenue up 13%, EBITDA up $2.3 million, EPS up $0.18

HOUSTON, August 8, 2012—American Electric Technologies, Inc. (NASDAQ: AETI), today announced increased second quarter 2012 net income, earnings per share and EBITDA on increased second quarter revenue.

Domestic revenue for the three months ended June 30th was $12.9 million, a 13% revenue improvement over the same period 2011. The Company also generated significantly higher gross profit in the second quarter of $2.2 million, up 44%, compared to the second quarter 2011 gross profit of $1.5 million, and up 23% from the first quarter 2012.

Domestic operating income for the quarter grew by $1.5 million to $0.2 million, up from a $1.3 million loss in the same period last year, and an increase of $0.4 million from the previous quarter.

“Our improved domestic results derived from continued strength in our technical products related to the North American oil & gas business”, commented Charles Dauber, president and chief executive officer. “The company is successfully executing our focus on higher-value added products for the Exploration and Production, midstream and downstream oil & gas markets, and are also realizing results from our investments in our utility-scale solar inverter product.”

In the quarter, the company also reported strong growth in its net equity income in foreign joint ventures’ operations of $0.9 million, a $0.8 million increase from the second quarter 2011 and a $0.3 million increase over first quarter of this year. This growth continues to be primarily driven by strong demand in China from the Company’s BOMAY joint venture operations for land drilling rig power systems.

Second quarter Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, a non-GAAP measure, was $1.5 million compared to Adjusted EBITDA of a loss of $0.9 million for the second quarter of 2011.

The improved domestic and international operations resulted in the company reporting earnings before taxes of $1.1 million, up $2.2 million from the same period in 2011 and up $0.6 million from the first quarter of this year.

With the May 2012 issuance of the $5 million convertible preferred shares transaction, there was a charge to common stockholders of $0.06 million representing the dividend and amortization of the value of the related warrants issued. Therefore the net income attributable to common stockholders was $0.8 million for the quarter and $1.1 million for the six months.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Second quarter of 2012 fully diluted earnings per share attributable to common stockholders was $0.09, a $0.18 per share improvement compared to $0.09 loss per share in the second quarter of 2011.

In the quarter, the company made several announcements related to progress on its strategic focuses.

The company announced the hiring of Blair Zimmerman as Director of Midstream and Downstream equipment sales. Mr. Zimmerman joins AETI with over 30 years in the Gulf Coast industrial markets and has significant experience in the shale gas, shale oil and refining/petrochemical markets.

AETI also reported a sale of its 1 MW (Mega Watt), 1000 Volt Integrated Solar Inversion Station (ISIS) to Socios Energeticos de Mexico Verde (SEMV). SEMV choose AETI’s ISIS due to AETI’s proven high reliability history built on delivering hundreds of MW of power delivery systems into the world’s harshest environments. The system is set to ship in the third quarter.

Detailed information about the financial results for the 2011 year is included in the Company’s Annual Report on Form 10-K filed March 30, 2012 and Form 10-Q for the quarter ended June 30, 2012 which will be filed with the Securities and Exchange Commission on or before August 14, 2012.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales)

Unaudited

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
Revenue:
Technical Products and Services	$8,647		$5,384		$18,470		$11,784
Electrical and Instrumentation Construction	2,615		4,361		5,607		8,278
American Access Technologies	1,610		1,682		3,227		3,433

	$12,872		$11,427		$27,304		$23,495

Gross profit:
Technical Products and Services	$1,587	18%	$846	16%	$2,957	16%	$1,343	11%
Electrical and Instrumentation Construction	330	13%	318	7%	532	9%	616	7%
American Access Technologies	255	16%	342	20%	456	14%	744	22%

	$2,172	17%	$1,506	13%	$3,945	14%	$2,703	12%

Income(loss) from domestic operations and net equity income from foreign joint ventures’ operations:

Technical Products and Services	$1,448	17%	$371	7%	$2,553	14%	$615	5%
Electrical and Instrumentation Construction	330	13%	318	7%	532	9%	616	7%
American Access Technologies	(115)	-7%	(32)	-2%	(303)	-9%	(12)	0%
Corporate and other unallocated expenses	(1,495)		(1,937)		(2,812)		(3,093)

Income (loss) from domestic operations	168	1%	(1,280)	-11%	(30)	0%	(1,874)	-8%

Equity income from BOMAY	1,062		387		1,761		678
Equity income (loss) from MIEFE	11		(112)		20		(138)
Equity income (loss) from AAG	(19)		(14)		44		(42)
Foreign operations expenses	(123)		(117)		(223)		(246)

Net equity income from foreign joint ventures’ operations	931		144		1,602		252

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	$1,099		$(1,136)		$1,572		$(1,622)

Interest expense and other, net	(38)		(55)		(88)		(102)

Total other income (expense)	(38)		(55)		(88)		(102)

Income (loss) before income taxes	1,061		(1,191)		1,484		(1,724)
Provision for (benefit from) income taxes	245		(464)		334		(675)

Net income (loss) before mandatorily convertible preferred stock	816		(727)		1,150		(1,049)

Dividends on mandatorily redeemable preferred stock	(55)		—		(55)		—

Net income attributable to common stockholders	$761	6%	$(727)	-6%	$1,095	4%	$(1,049)	-4%

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2012 (unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$3,945	$3,749
Accounts receivable-trade, net of allowance of $215 and $393 at June 30, 2012 and December 31, 2011, respectively	10,073	11,291
Inventories, net	4,752	4,945
Costs and estimated earnings in excess of billings on uncompleted contracts	2,449	2,026
Prepaid expenses and other current assets	228	336

Total current assets	21,447	22,347
Property, plant and equipment, net	4,370	4,489
Investments in foreign joint ventures	10,257	9,308
Other assets	362	87

Total assets	$36,436	$36,231

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,416	$5,772
Accrued payroll and benefits	1,220	1,414
Other accrued expenses	587	855
Billings in excess of costs and estimated earnings on uncompleted contracts	2,213	2,909
Short-term notes payable	132	154

Total current liabilities	7,568	11,104
Notes payable	2,000	5,057
Deferred income taxes	2,706	2,433
Deferred compensation	119	116

Total liabilities	12,393	18,710

Convertible preferred stock
Mandatorily redeemable convertible preferred stock; $.001 par value, shares issued and outstanding 1,000,000 June 30, 2012, none December 31,2011	4,175	—

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 7,913,535 and 7,825,787 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	8	8
Additional paid-in capital	9,422	8,171
Treasury stock; 20,222 shares at cost	(92)	—
Accumulated other comprehensive income, foreign currency translation, net	941	849
Retained earnings; including accumulated statutory reserves in equity method investments of $1,620 and $1,284 at June 30, 2012 and December 31, 2011, respectively	9,589	8,493

Total common stockholders’ equity	19,868	17,521

Total liabilities, preferred stock and stockholders’ equity	$36,436	$36,231

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$12,872	$11,427	$27,304	$23,495
Cost of sales	10,700	9,921	23,359	20,792

Gross profit	2,172	1,506	3,945	2,703
Operating expenses:
Research and development	10	313	35	436
Selling and marketing	639	614	1,360	1,225
General and administrative	1,355	1,859	2,580	2,916

Total operating expenses	2,004	2,786	3,975	4,577

Income (loss) from domestic operations	168	(1,280)	(30)	(1,874)
Net equity income from foreign joint ventures’ operations:
Equity income from foreign joint ventures’ operations	1,054	261	1,825	498
Foreign joint ventures’ operations related expenses	(123)	(117)	(223)	(246)

Net equity income from foreign joint ventures’ operations	931	144	1,602	252

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	1,099	(1,136)	1,572	(1,622)

Interest expense and other, net	(38)	(55)	(88)	(102)

Total other income (expense)	(38)	(55)	(88)	(102)

Income (loss) before income taxes	1,061	(1,191)	1,484	(1,724)
Provision for (benefit from) income taxes	245	(464)	334	(675)

Net income (loss) before mandatorily redeemable convertible preferred stock	816	(727)	1,150	(1,049)
Dividends on mandatorily redeemable convertible preferred stock	(55)	—	(55)	—

Net income attributable to common stockholders	$761	$(727)	$1,095	$(1,049)

Earnings (loss) per common share:
Basic	$0.10	$(0.09)	$0.14	$(0.13)

Diluted	$0.09	$(0.09)	$0.13	$(0.13)

Weighted-average number of common shares outstanding:
Basic	7,913,266	7,821,646	7,885,458	7,800,060

Diluted	8,247,031	7,821,646	8,242,975	7,800,060

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings , Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Preferred Dividends, Taxes, Depreciation, Amortization and Other NonCash Items (“Adjusted EBITDA”)

Unaudited

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net Income attributable to common stockholders	$761	$(727)	$1,095	$(1,049)
Add:
Dividends on mandatorily redeemable preferred stock	55	—	55	—
Depreciation and amortization	247	190	467	382
Interest expense and other, net	38	55	88	102
Provision (benefit) for income taxes	245	(464)	334	(675)
Non-cash charges:
Stock-based compensation	111	67	215	112
Water wastewater charges	—	—	212	—

Adjusted EBITDA (1)	$1,457	$(879)	$2,466	$(1,128)

(1)	The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and proveded to investors to provide comparability of underlying operational results.

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Conference Call

AETI will conduct a conference call at 3:00pm CST on Wednesday, August 8, 2012, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 1-888-554-1419, pass code 329665, in the United States/Canada or 1-719-785-9451, passcode 329665, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading global supplier of power delivery solutions to the energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding the anticipated results of our foreign joint ventures are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks inherent in doing business outside of the U. S. such as political, social and economic instability, currency fluctuations and conversion restrictions. These and other risks which may impact management’s expectations are described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized.

Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier

713-869-0707

mlecronier@wardcc.com

Investor Contacts:

American Electric Technologies, Inc.

Frances Powell Hawes

713-644-8182

investorrelations@aeti.com